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                                                                   EXHIBIT 99(e)


                                     Consent



         The undersigned hereby consents to being named as a nominee for director of Abington Bancorp, Inc. in the Registration Statement on Form S-4 filed by Abington Bancorp, Inc. with the Securities and Exchange Commission in connection with Abington's proposed acquisition of Massachusetts Fincorp, Inc., to which this Consent is an Exhibit, and in any amendments (including the post-effective amendments) thereto.



Date: May 31, 2002                                /s/ Jeffrey Stone
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                                                  Jeffrey Stone